                                                                                     EXHIBIT 32.1

                                    CERTIFICATION PURSUANT TO
                                     18 U.S.C. SECTION 1350,
                                     AS ADOPTED PURSUANT TO
                          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report of Acxiom Corporation (the Company) on
Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange
Commission on the date hereof (the Report), I, Charles D. Morgan, Company Leader (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

   /s/ Charles D. Morgan
---------------------------
Charles D. Morgan
Company Leader
(principal executive officer)
February 10, 2004